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                                                                    Exhibit 10.6

                              WILLBROS GROUP, INC.

                        RESTRICTED STOCK AWARD AGREEMENT

                                     [DATE]

[Name]
[Address]
[Address]

Dear __________________:

      1. RESTRICTED STOCK AWARD. Willbros Group, Inc., a Republic of Panama corporation (the "Company"), hereby grants to you an aggregate of ______ shares of Common Stock, par value $.05 per share, of the Company (the "Restricted Shares"). This award is subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the Company's 1996 Stock Plan, as amended (the "Plan"), a copy of which, along with the Prospectus for the Plan, are attached hereto, and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Restricted Stock Award Agreement (this "Award Agreement"). To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

      2. POSSESSION OF CERTIFICATES. The Company shall issue a certificate or certificates for the Restricted Shares in your name and shall retain the certificate(s) for the period during which the restrictions described in Section 4(b) are in effect. You shall execute and deliver to the Company a stock power or stock powers in blank for the Restricted Shares. You hereby agree that the Company shall hold the certificate(s) for the Restricted Shares and the related stock power(s) pursuant to the terms of this Award Agreement until such time as the restrictions described in Section 4(b) lapse as described in Section 5 or the Restricted Shares are canceled pursuant to the terms of Section 4(b).

      3. OWNERSHIP OF RESTRICTED SHARES. You shall be entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote such shares and to receive dividends therefrom if, as, and when declared by the Company's Board of Directors, subject, however, to the terms, conditions, and restrictions described in the Plan and in this Award Agreement.

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      4.    RESTRICTIONS.

            (a) Your ownership of the Restricted Shares shall be subject to the restrictions set forth in subsection (b) of this Section until such restrictions lapse pursuant to the terms of Section 5, at which time the Restricted Shares shall no longer be subject to the applicable restrictions.

            (b) The restrictions referred to in subsection (a) of this Section are as follows:

                  (1) At the time of your "Termination of Employment" (as defined in Section 10(b)), other than a Termination of Employment that occurs as a result of an event described in Section 5(b)(1) or a Termination of Employment that is described in Section 5(b)(2), you shall forfeit the Restricted Shares to the Company and all of your rights thereto shall terminate without any payment of consideration by the Company. If you forfeit any Restricted Shares and your interest therein terminates pursuant to this paragraph, such Restricted Shares shall be canceled.

                  (2) You may not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares.

      5.    LAPSE OF RESTRICTIONS.

            (a) The restrictions described in Section 4(b) shall lapse with respect to _____ of the Restricted Shares on the first anniversary of the date hereof, another _____ of the Restricted Shares on the second anniversary of the date hereof, another _____ of the Restricted Shares on the third anniversary of the date hereof, and the last _____ of the Restricted Shares on the fourth anniversary of the date hereof. Following the lapse of such restrictions with respect to any Restricted Shares, such Restricted Shares shall no longer be subject to the restrictions described in Section 4(b).

            (b) Notwithstanding the provisions of subsection (a) of this Section, the restrictions described in Section 4(b) shall lapse with respect to all the Restricted Shares at the time of the occurrence of any of the following events:

                  (1) Your death, "Disability" (as defined in the Plan) or "Retirement" (as defined in Section 10(c));

                  (2) Your Termination of Employment, but only if such Termination of Employment is the result of a dismissal or other action by the Company or any of its Subsidiaries and does not constitute a "Termination for Cause" (as defined in Section 10(a)); or

                  (3) A "Change of Control" (as defined in the Plan) of the Company.

      6. AGREEMENT WITH RESPECT TO TAXES. You agree that (a) you will pay to the Company or a Subsidiary, as the case may be, or make arrangements satisfactory to the Company or such Subsidiary regarding the payment of any foreign, federal, state, or local taxes

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of any kind required by law to be withheld by the Company or any of its
Subsidiaries with respect to the Restricted Shares (provided, however, that you shall not be entitled or permitted to satisfy this obligation by the Company's withholding of stock that is subject to this Award Agreement or by your transfer of other shares of stock to the Company or a Subsidiary) and (b) the Company or any of its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to you any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

      7. ADJUSTMENT OF SHARES. The number of Restricted Shares subject to this Award Agreement shall be adjusted as provided in Section 13 of the Plan. Any shares or other securities received by you as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to the Restricted Shares shall have the same terms, conditions and restrictions and bear the same legend as the Restricted Shares.

      8. AGREEMENT WITH RESPECT TO SECURITIES MATTERS. You agree that you will not sell or otherwise transfer any Restricted Shares except pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration.

      9. RESTRICTIVE LEGEND. You hereby acknowledge that the certificate(s) for the Restricted Shares will bear a conspicuous legend referring to the terms, conditions, and restrictions described in the Plan and this Award Agreement. Any attempt to dispose of any Restricted Shares in contravention of the terms, conditions, and restrictions described in the Plan or this Award Agreement shall be ineffective.

      10. CERTAIN DEFINITIONS. As used in this Award Agreement, the following terms shall have the respective meanings indicated:

            (a) "Termination for Cause" shall mean a Termination of Employment as a result of (1) your willful and continued failure substantially to perform your duties (other than any such failure resulting from your incapacity due to physical or mental illness), (2) your conviction for a felony, proven or admitted fraud, misappropriation, theft or embezzlement by you, your inebriation or use of illegal drugs in the course of, related to or connected with the business of the Company or any of its Subsidiaries, or your willful engaging in misconduct that is materially injurious to the Company or any of its Subsidiaries, monetarily or otherwise, or (3) if you have entered into an employment agreement or contract with the Company or any of its Subsidiaries, any other action or omission that is identified in such agreement or contract as giving rise to "Cause" for the termination of your employment with the Company or any of its Subsidiaries. For this purpose, no act, or failure to act, on your part shall be considered "willful" unless done, or omitted, by you not in good faith and without reasonable belief that your action or omission was in the best interest of Company or any of its Subsidiaries.

            (b) "Termination of Employment" shall mean the termination of your full-time employment with the Company or any of its Subsidiaries for any reason other than your death, Disability or Retirement.

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            (c)   "Retirement" shall mean the voluntary termination of your
full-time employment with the Company or any of its Subsidiaries after you are at least 62 years of age and have a minimum of four consecutive years of continuous service with the Company or any of its Subsidiaries.

      Capitalized terms used in this Award Agreement and not otherwise defined herein shall have the respective meanings provided in the Plan.

      If you accept this Restricted Stock Award and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.

                                        WILLBROS GROUP, INC.

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

      The foregoing Restricted Stock Award is accepted by me as of the ___th day of _______, 200__, and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

                                        ________________________________________
                                        [Name]

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